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                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

                                   Exhibit 15



August 10, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We are aware that our report dated July 19, 2000 on our review of interim financial information of Phelps Dodge Corporation (the "Corporation") for the period ended June 30, 2000 and included in the Corporation's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement and Post-Effective Amendment No. 1 and Form S-3 (Nos. 33-44380 and 333-36415) Post-Effective Amendment No. 2 on Form S-3 (No. 33-44380), Registration Statements on Form S-8 (Nos. 33-26442, 33-6141, 33-26443, 33-29144, 33-19012, 2-67317, 33-34363, 33-34362, 33-62648, 333-42231,
and 333-52175) and Post-Effective Amendment No. 4 on Form S-8 to the Registration Statement on Form S-4 (No. 333-86061).


Very truly yours,



/S/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Phoenix, Arizona